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                                                                    Exhibit 10.1


                    Change of Control and Severance Agreement



Crawford & Company (hereinafter referred to as "Crawford" or "Company") and Thomas W. Crawford (hereinafter referred to as "you" or "your"), for good and valuable consideration, hereby agree as follows:

In the event your employment with Crawford is terminated by Crawford upon the event of the Company being bought or sold such that there is a material change in control, the Company agrees that:

    A. You will be provided severance compensation equal to eighteen (18) months of your then current base salary; and,

    B. All stock options granted to you by the Company will be deemed vested and may be exercised within ninety (90) days following the date of termination.

A "material change in control" shall mean the acquisition of the Company by a third party of greater than fifty (50) percent of the Class B shares of the Company.

In the event your employment with Crawford is terminated by Crawford in your first year of employment with Crawford for reasons other than cause, as cause may be determined by the Board of Directors of the Company, the Company agrees that:

    A. You will be provided severance compensation equal to six (6) months of your then current base salary.

This agreement is contingent upon and subject to achieving mutually acceptable terms with the Company on matters pertaining to:

    -   confidentiality of information;
    -   return of all Crawford property, documents, or instruments;
    -   no admission of liability on the part of the Crawford;
    -   general release of any claims;
    -   non-solicitation of employees and customers;
    -   cooperation;
    -   non-disparagement; and
    - other reasonable terms and conditions that are customarily in severance agreements.

Nothing herein shall change or alter your status of employment as being "at-will".

AGREED, February 1, 2005,



/s/ Thomas W. Crawford              Thomas W. Crawford, President and Chief Executive Officer

/s/ William L. Beach                Crawford & Company